UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2014

EMC INSURANCE GROUP INC.
(Exact name of registrant as specified in its charter)

Iowa	0-10956	42-6234555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Mulberry Street, Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip Code)

(515) 345‑2902
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
On March 29, 2014, two office buildings owned by the Registrant’s parent company, Employers Mutual Casualty Company (Employers Mutual), in downtown Des Moines, Iowa were damaged by a fire that occurred at an adjacent building that was in the process of being renovated. Fortunately, this event is not expected to have a significant effect on the Registrant’s operations.
All of Employers Mutual’s office buildings in downtown Des Moines were closed for business on Monday, March 31, 2014 to allow clean-up crews to complete their work, and reopened for business on Tuesday, April 1, 2014. Damage estimates are not available at this time; however, Employers Mutual is self-insured for the first $5.0 million of loss to its campus. This loss is subject to the EMC Insurance Companies’ inter-company pooling agreement, so the maximum loss to the Registrant would be approximately $1.5 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on April 1, 2014.

EMC INSURANCE GROUP INC.
Registrant

/s/ Mark E. Reese
Mark E. Reese
Senior Vice President and
Chief Financial Officer